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                                                              Exhibit (a)(1)(iv)

                           Offer To Purchase For Cash

                     All Outstanding Shares Of Common Stock
                                       of

                           TD Waterhouse Group, Inc.
                                       at

                            U.S. $9.00 Net Per Share
                                       by

                          TD Waterhouse Holdings, Inc.
                          a wholly owned subsidiary of

                           The Toronto-Dominion Bank
                          ---------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
              NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 14, 2001,
                         UNLESS THE OFFER IS EXTENDED.
                          ---------------------------
                                                                October 17, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Morgan Stanley & Co. Incorporated and TD Securities Inc. have been appointed by TD Waterhouse Holdings, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank (the "Parent"), to act in the United States and Canada, respectively, as Dealer Managers in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $9.00 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 17, 2001 (the "Offer to Purchase") and the related Letter of Transmittal enclosed herewith (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, together with the Shares owned by the Parent and its subsidiaries, including Purchaser, constitutes at least 90% of the total number of outstanding Shares (excluding Shares issuable upon exchange of certain exchangeable preference shares issued by a Company subsidiary).

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Enclosed for your information and use are copies of the following documents:

1. Offer to Purchase;

2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;

3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding for U.S. Citizens or residents of the United States;
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4. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or if such certificates and all other required documents cannot be delivered to Mellon Investor Services LLC (the "Depositary") or CIBC Mellon Trust Company (the "Canadian Forwarding Agent"), or if the procedures for book-entry transfer cannot be completed on a timely basis;

5. A form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

6. A return envelope addressed to the Depositary or Canadian Forwarding Agent. The Notice of Guaranteed Delivery may only be delivered to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 14, 2001, UNLESS THE OFFER IS EXTENDED.

     Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Canadian Forwarding Agent, the Information Agent, the Dealer Managers, and any member of the soliciting dealer group to be formed by TD Securities Inc. as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers. Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof) and any required signature guarantees should be sent to the Depository (as defined in the Offer to Purchase) or the Canadian Forwarding Agent (as defined in the Offer to Purchase) by 12:00 midnight, New York City time on Wednesday, November 14, 2001, or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Wednesday, November 14, 2001.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                         Very truly yours,

                                         MORGAN STANLEY & CO.
                                             Incorporated

                                         TD SECURITIES INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGERS, THE INFORMATION AGENT, THE DEPOSITARY, THE CANADIAN FORWARDING AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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